Exhibit 99.2

CorpHousing Group Inc. Announces Closing of $13.5 Million Initial Public Offering

MIAMI, FL, August 16, 2022 — CorpHousing Group Inc. (“CorpHousing” or the “Company”) (Nasdaq: CHG), an American company engaged in acquiring entire portfolios of rooms in hotels in major metropolitan cities, through a unique long-term lease, asset-light model, then leveraging advanced technology through dozens of global sales and distribution channels, i.e., on-line travel agents, to rent the rooms, today announced the closing of its previously announced initial public offering of 3,375,000 shares of its common stock at a public offering price of $4.00 per share, for gross proceeds of approximately $13.5 million, before deducting underwriting discounts and offering expenses. In addition, CorpHousing has granted the underwriters a 45-day option to purchase up to an additional 506,250 shares of common stock to cover over-allotments at the initial public offering price, less the underwriting discount.

The shares of common stock began trading on The Nasdaq Capital Market on August 12, 2022, under the symbol “CHG”.

Maxim Group LLC acted as the lead book-running manager in connection with the offering and Joseph Gunnar & Co. acted as joint book-running manager for the offering.

A registration statement on Form S-1 (File No. 333-262114) was filed with the Securities and Exchange Commission (“SEC”), which became effective on August 11, 2022. A final prospectus relating to the offering was filed with the SEC and is available on the SEC's website at http://www.sec.gov. The offering was made only by means of a prospectus forming part of the effective registration statement. Electronic copies of the prospectus relating to this offering may be obtained from Maxim Group LLC, 300 Park Avenue, 16th Floor, New York, New York 10022, at (212) 895-3745. Before investing in this offering, interested parties should read in its entirety the registration statement that the Company has filed with the SEC, which provides additional information about the Company and this offering.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

CorpHousing Group Inc.

CorpHousing Group (CHG) acquires entire portfolios of rooms in hotels and in “Class A,” multi-family apartments in high-density, urban centers, across the United States through a unique long-term lease, asset-light model, which they then monetize as short-term rentals globally. The Company’s future growth focuses primarily on providing “win-win” opportunities for financially challenged owners of dislocated hotels, including those impacted by COVID-19 travel restrictions, while providing CHG highly favorable operating margins. CHG operates these properties in a cost-effective manner by leveraging technology to identify, acquire, manage, and market them globally to business and vacation travelers through dozens of sales and distribution channels, i.e., on-line travel agents, while providing guests Heroic Service™ under CHG’s consumer brands, including LuxUrban.

Forward Looking Statements

This press release contains forward-looking statements, including with respect to the expected closing of the Company’s proposed initial public offering and use of proceeds. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including market and other conditions and that the conditions to the closing of the initial public offering may not be satisfied, and the risks set forth under the caption “Risk Factors” in the prospectus forming part of the effective Registration Statement on Form S-1 (File No. 333-262114). Generally, such forward-looking information or forward-looking statements can be identified by the use of forward-looking terminology such as "plans", "expects" or "does not expect", "is expected", "budget", "scheduled", "estimates", "forecasts", "intends", "anticipates" or "does not anticipate", or "believes", or variations of such words and phrases or may contain statements that certain actions, events or results "may", "could", "would", "might" or "will be taken", "will continue", "will occur" or "will be achieved". Forward-looking information may relate to anticipated events or results including, but not limited to business strategy, product development and sales and growth plans. The forward-looking information and forward-looking statements contained in this press release are made as of the date of this press release, and the Company does not undertake to update any forward-looking information and/or forward-looking statements that are contained or referenced herein, except in accordance with applicable securities laws.

Investor Contacts:

Crescendo Communications. LLC

(212) 671-1020

chg@crescendo-ir.com